SCHEDULE 14C
(RULE 14C-101)

Information Statement Pursuant to Section 14 (c)
of the Securities Exchange Act of 1934

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☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d) (2)

IXI MOBILE, INC.
(Name of Registrant as Specified in its Charter)

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IXI MOBILE, INC.
Moshe Levi 11, 11th Floor
Rishon Lezion, Israel
+972 (9) 942-8888

NOTICE OF STOCKHOLDER ACTION
TAKEN BY WRITTEN CONSENT

Rishon Le- Zion, Israel
 April 16 2012

TO: THE HOLDERS OF THE COMMON STOCK OF IXI MOBILE, INC.

The purpose of this letter and the enclosed Information Statement is to inform you that a stockholder holding a majority of our Voting Stock (as defined in the Information Statement) has executed a written consent in lieu of a meeting to approve:

1.          The election of two (2) directors, to hold office until their successors are elected and qualified.

The details of the actions to be taken pursuant to such written consent are set forth in the accompanying information statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE NOT REQUESTED TO SEND US A PROXY

By Order of the Majority Stockholder,

/s/ Moshe Levinson
Chief Executive Officer Runcom Technologies Ltd.

IXI MOBILE, INC.
Moshe Levi 11, 11th Floor
Rishon Lezion, Israel
+972 (9) 942-8888

INFORMATION STATEMENT
PURSUANT TO SECTION 14 (C) OF THE SECURITIES EXCHANGE ACT
OF 1934, AS AMENDED

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE NOT REQUESTED TO SEND US A PROXY

This information statement will be mailed on or about April 26, 2012 to the holders of the Common Stock (as hereinafter defined) of IXI Mobile, Inc., a Delaware corporation (referred to herein as “we,” “us,” or the “Company”) (the “Voting Stockholders”), in connection with the following actions taken pursuant to the written consent of a stockholder holding a majority of the voting power of the Company’s outstanding Voting Stock (as defined below) (the “Majority Stockholder”), dated as of April 16, 2012 (the “Written Consent”) authorizing us to:

1.          Elect two (2) directors, to hold office until their respective successors are elected and qualified (the “Proposal”).

The actions to be taken pursuant to the Written Consent will be effected on or about the close of business on May 17, 2012, twenty (20) days after the mailing of this information statement. Only Voting Stockholders of record at the close of business on April 16, 2012 are being given notice of the actions to be taken pursuant to the Written Consent (the “Record Date”), and such notice is being given solely for the purpose of informing them of such corporate actions before they take effect.

Section 228 of the Delaware General Corporation Law (the “DGCL”) provides that the written consent of the holders of the issued and outstanding shares of voting capital stock, having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for a meeting.

The Company has currently no directors serving on its board of directors, and in order to eliminate the costs and management time involved in calling for a meeting for the election of directors and obtaining proxies, and in order to effect the Proposal as early as possible to enable the Company to operate and manage it business, the Majority Stockholder elected to act by way of written consent to reduce the costs and implement the Proposals in a timely manner.

OUTSTANDING SHARES AND VOTING RIGHTS

As of the Record Date, the Company's authorized capitalization consisted of sixty one million (61,000,000) shares of which (i) sixty million (60,000,000) shares par value $0.0001 each, have been designated common stock (the “Common Stock”) and (ii) one million (1,000,000) shares par value of $0.0001 each, have been designated preferred stock (the “Preferred Stock”), of which five hundred and fifty seven thousand and five hundred and sixty (557,560) shares have been designated Series A Preferred Stock (the “Series A Preferred Stock”). Also as of the Record Date, there are (i) 36,317,069 shares of Common Stock issued and outstanding and (ii) 441,618 Series A Preferred Stock issued and outstanding.

Each share of Common Stock entitles its holder to one (1) vote on each matter submitted to the stockholders and each share of Series A Preferred Stock entitles its holder to a vote equal to three hundred (300) shares of Common Stock (the “Voting Stock”). However, because, Runcom Technologies Ltd., a stockholder holding at least a majority of the voting rights of all outstanding Voting Stock as of the Record Date has voted in favor of the Proposal by the Written Consent; and having sufficient voting power to approve the Proposal through its ownership of Voting Stock, no other stockholder consents will be obtained in connection with this information statement.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the actions described herein will not be implemented until a date at least 20 days after the date on which this information statement has been mailed to the Voting Stockholders. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on May 17, 2012.

ABOUT THE INFORMATION STATEMENT

What is the Purpose of the Information Statement?

This information statement is being furnished to you pursuant to Section 14 of the Securities Exchange Act of 1934 to notify the Voting Stockholders of certain corporate actions taken by the Majority Stockholder pursuant to the Written Consent.

Who is Entitled to Notice?

Each outstanding share of Common Stock and Series A Preferred Stock as of record on the Record Date will be entitled to notice of the actions to be taken pursuant to the Written Consent. The stockholder, as of the close of business on the Record Date, that held in excess of ninety percent (90%) of the voting power of the Company's outstanding shares of Voting Stock consented in writing to the Proposal.

What Constitutes the Voting Stock of the Company?

The voting power entitled to vote on the Proposal consists of the vote of the holder(s) of a majority of the voting power of (i) the outstanding Common Stock and (ii) the outstanding Series A Preferred Stock, voting together as single class, on as converted basis. As of the Record Date, 36,317,069 shares of Common Stock and 441,618 shares of Series A Preferred Stock, were issued and outstanding.

What Vote is Required to Approve the Proposal?

The affirmative vote of a majority of the voting power of the shares of Voting Stock outstanding on the Record Date is required for approval of the Proposal. A majority of the voting power of the outstanding shares of Voting Stock consented in writing to the Proposal pursuant to the Written Consent.

What Corporate Matters Did The Majority Stockholder Vote For?

The Majority Stockholder consented in writing to the following Proposal:

1.	TO AUTHORIZE THE ELECTION OF TWO (2) DIRECTORS, TO HOLD OFFICE UNTIL THEIR RESPECTIVE SUCCESSORS ARE ELECTED AND QUALIFIED.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

The following table sets forth certain information known to us with respect to the beneficial ownership of our Common Stock and Series A Preferred Stock as of the Record Date by (i) each person who is a beneficial owner of more than five percent (5%) of any class of our voting securities, (ii) each of our directors and executive officers, and (iii) all of our directors and executive officers as a group.

Unless otherwise noted, (i) we believe that all persons named in the table have sole voting and investment power with respect to all Common Stock and Series A Preferred Stock beneficially owned by them and (ii) the address of each beneficial owner will be c/o IXI Mobile, Inc., Moshe Levi 11, 11th Floor, Rishon Lezion, Israel, unless otherwise noted.

Name & Address of Beneficial Owner	Number of Shares Beneficially Owned(1)		Percentage of Class		Percentage of Voting Power(4)
	Common Stock	Series A Preferred	Common Stock(2)	Series A Preferred(3)
Runcom Technologies Ltd. (5)	20,640,213	441,618	52.42%	100%	89.10%

Dr. Zion Hadad(6)	20,640,213	441,618	52.42%	100%	89.10%

Ilan Kaufman	-	-	-	-	-

All executive officers and directors as a group(7) (2 persons)	20,640,213	441,618	52.42%	100%	89.10%

(1)
As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have “beneficial ownership” of any security that such person has the right to acquire within 60 days after such date but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person shown in the table.

(2)	Based on 36,317,069 shares of Common Stock outstanding as of Record Date.

(3)	Based on 441,618 shares of Series A Preferred Stock outstanding as of Record Date.

(4)
Based on all the Shares of the Company’s stock outstanding as of Record Date, such that each share of Common Stock entitles its holder to one (1) vote on each matter submitted to the stockholders and each share of Series A Preferred Stock entitles its holder to vote equal to three hundred (300) shares of Common Stock.

(5)	Consist of 17,583,546 shares of Common Stock and 3,056,667 warrants to purchase Common Stock of the Corporation, and 441,618 shares of Series A Preferred stock. See also footnote number 6.

(6)
Consist of 17,583,546 shares of Common Stock and 3,056,667 warrants to purchase Common Stock of the Corporation, and 441,618 shares of Series A Preferred stock. Dr. Zion Hadad may be deemed the beneficial owner of such number of Shares of the Company held by Runcom Technologies Ltd. (as indicated in the table above) by virtue of his control of Liad Communications Ltd., which directly holds 36.9% of Runcom Technologies Ltd., and effectively holds 72.85% of its voting power.

(7)	Consist of 17,583,546 shares of Common Stock and 3,056,667 warrants to purchase Common Stock of the Corporation, and 441,618 shares of Series A Preferred stock. See also footnote number 6.

  PROPOSAL 1

ELECTION OF DIRECTORS

General

Pursuant to our Certificate of Incorporation, the holders of our Common Stock and Series A Preferred Stock may elect our directors. The nominees set forth below were elected pursuant to the Written Consent. All directors were elected to hold office until their successors are duly elected and qualified. We currently have no directors appointed to our Board of Directors.

No arrangement or understanding exists between any nominee and any other person or persons pursuant to which any nominee was or is to be selected as a director or nominee.

There are no family relationships among the directors.

We know of no pending proceedings to which any director, member of senior management, or affiliate is either a party adverse to us, or our subsidiaries, or has a material interest adverse to us or our subsidiaries.

Committees of the Board of Directors

The Board of Directors has no standing committees and acts as its own nominating, compensation and internal audit committee.

Board Leadership Structure

Our Board of Directors has no formal policy with respect to separation of the positions of Chairman of the Board of Directors (the “Chairman”) and Chief Executive Officer or with respect to whether the Chairman should be a member of management or an independent director, and believes that these are matters that should be discussed and determined by the Board from time to time based on the position and direction of the Company and the membership of the Board.

Board Meetings and Annual Meetings Attendance

The Board of Directors held no meetings during the last full fiscal year.  The Company has no formal policy with respect to Board members’ attendance at annual meetings of security holders. The Company did not convene an annual meeting in the prior year.

Nominees for Election as Director

The following table sets forth the names and ages of the nominees for our Board of Directors:

Name	Age
Zion Hadad	56

Ilan Kaufman	42

Dr. Zion Hadad.

In 1997 Dr. Hadad founded Runcom Technologies Ltd., the Majority Stockholder (“Runcom”). Dr. Hadad possesses an extensive experience in the development of military and commercial communication systems with specialized expertise in the fields of Spread Spectrum (SS), Frequency Hopping (FH), Direct Spread (DS), CDMA, and ECC Adaptive Array Technologies projects. Prior to the inception of Runcom, Dr. Hadad served as VP for Business Development and Chief Scientist of InnoWave, a wireless local loop company, currently a subsidiary of ECI Telecom. In this capacity Dr. Hadad initiated and led the Multi-Gain WLL project. Prior to InnoWave Dr. Hadad served as the Chief Scientist of the Tactical Comm. Division of Tadiran. Dr. Hadad holds a PhD (Honors) in Electrical Engineering (EE) from UCNY. Dr. Hadad has previously served as a director on the Company’s Board of Directors for the period between January 2009 and March 2011.

Ilan Kaufman.

From May 2001 until November 2008, Mr. Kaufmann worked in several positions at Elbit Systems Ltd., a global defense electronics company.  His most recent position was the Director of Finance at Silver Arrow, a subsidiary of Elbit Systems Ltd. Mr. Kaufman was appointed as the Company’s Chief Financial Officer on November 2009 and served in such position until March 2011. Later, Mr. Kaufman temporarily replaced the Chief Financial Officer of Magma V.C., a venture capital firm specializing in early-stage investments in communication, semiconductors, internet and media. As a director Mr. Kaufman shall be entitled to a director's fee of approximately US$13,000 per year.

DISSENTERS’ RIGHTS OF APPRAISAL

Under the DGCL, stockholders are not entitled to dissenters’ rights of appraisal in connection with the Proposal.

STOCKHOLDERS SHARING AN ADDRESS

In accordance with notices to many stockholders who hold their shares through a bank, broker or other holder of record (a “street-name stockholder”) and share a single address, only one information statement is being delivered to that address unless contrary instructions from any stockholder at that address were received. This practice, known as “householding,” is intended to reduce our printing and postage costs. However, any such street-name stockholder residing at the same address who wishes to receive a separate copy of this information statement, or any future notices and documents, may make such request by contacting the bank, broker or other holder of record, or our offices by telephone at: +972 (9) 942-8888, or by mail to: Moshe Levi 11, 11th Floor, Rishon Lezion, Israel. In addition, any such street-name stockholders residing at the same address who have received multiple copies of this information statement and wish to receive a single copy of our annual reports, information statements and proxy materials in the future may contact the bank, broker or other holder of record, or our offices at the contact information above.

FORWARD-LOOKING STATEMENTS AND INFORMATION

This information statement contains forward-looking statements, which reflect our views with respect to future events. These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements. These forward-looking statements are identified by, among other things, the words “anticipates”, “intends”, “believes”, “will”, “estimates”, “expects”, “plans”, “projects”, “targets” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

You should rely only on the information the Company has provided in this information statement. The Company has not authorized any person to provide information other than that provided herein. You should not assume that the information in this information statement is accurate as of any date other than the date on the front of the document, unless expressly set forth otherwise.

ADDITIONAL INFORMATION

Reports and other information filed by us can be inspected and copied at the public reference facilities maintained at the SEC at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The SEC also maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

By order of the Major Stockholder
April 16, 2012

/s/ Moshe Levinson
Chief Executive Officer
Runcom Technologies Ltd.

Rishon Lezion, Israel
April 16, 2012